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Powerstorm Capital Corp. appoints Global Telecom board member
Emad Farid as 2014 Board of Advisors Member

March 24, 2014 – Powerstorm Capital Corp. (OTC: PSTO) today announced the appointment of Emad Farid to the company’s Board of Advisors. Mr. Farid is Chief Executive Officer of Nile Sugar Company and serves on the Board of Director of Global Telecom.

Michel Freni, Powerstorm Capital CEO stated, "When we decided to produce a best-in-class hybrid power solution company for the telecommunications industry, our first step was in securing highly knowledgeable and experienced industry experts to ensure that the Powerstorm solution would meet and surpass immediate energy needs and would be scalable and adaptable to energy technologies of the future. Emad brings a unique set of skills within the wireless industry and remains ahead of the curve in market change.  In his advisory role, Emad will focus on corporate strategy and business development.”

In addition to being CEO of Nile Sugar Company and a long standing Board Member of Global Telecom (formally Orascom Telecom), Mr. Farid business accomplishments include a pivotal role in the growth of Orascom Telecom from a mid-sized regional mobile telecom operator with a market capitalization of USD 200MM in 2001 to a worldwide global operator that ultimately merged with Vimpelcom to create the world's 6th largest telecommunications carrier in 2011. Emad oversaw the successful turnaround of WIND Italy Company to one of the best performing mobile, fixed line and broadband integrated operators in Europe within a record time span of 3 years and he led the start-up and launch/re-launch of a number of Orascom Telecom operations including Libertis (Congo Brazzaville), Chad Mobile, Mobilink (Pakistan), Syriatel (Syria), Sabafone (Yemen), Tunisiana (Tunisia), Banglalink (Bangladesh), Iraqna (Iraq), Koryolink (North Korea) among others.

"Powerstorm’s expertise and platform of providing energy savings and reducing costs to the telecommunications providers has put them at the forefront within the industry,” said Mr. Farid. “I look forward to working with the Powerstorm team to further advance the potential for this program and the applications it may have.”

"Emad is an incredibly accomplished leader in the telecommunications industry with extensive experience across a diverse range of areas," said Annamaria Pruteanu, Powerstorm Capital Corp.’s President.  "He will be an invaluable member of our company, and we welcome his insights and guidance as we continue the advancement of our programs addressing energy efficiency, quality of life enhancements and cost savings throughout the entire telecommunications industry.”

About Us

Powerstorm Capital Corp. services the telecommunication industry, primarily in sub-Saharan Africa, the Middle East, China and South America.  The company’s core business consists of providing turnkey region-specific hybrid power solutions to its customers – from hardware procurement, installation and on-going maintenance and technical support. Powerstorm Capital Corp. maintains offices in Hong Kong, New York as well as an operational hub in The Netherlands.

For additional information please visit http://www.powerstormcapital.com

This release contains forward-looking statements concerning market developments for our products and corresponding value propositions for our customers. These forward-looking statements reflect Powerstorm’s current expectations as contemplated under section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Any such forward-looking statements are based on Powerstorm’s assumptions relating to its financial forecasts and expectations regarding its product development efforts, manufacturing capacity, and market demand. These statements involve risks and uncertainties that may cause Powerstorm’s actual results to be materially different, including general economic and regulatory changes, detrimental reliance on third parties, successfully achieving our business plans and achieving and sustaining profitability. For a detailed discussion of these and other risk factors that could affect Powerstorm’s future performance, please refer to Powerstorm’s most recent Annual Information on Form 10K. Readers should not place undue reliance on Powerstorm’s forward-looking statements and Powerstorm assumes no obligation to update or release any revisions to these forward looking statements, other than as required under applicable legislation.

Investor Relations Contact

Matt Graci

516-476-6352 / matt@dmecapital.com

PSTO Milena Rimassa at milena.r@powerstormcapital.com